WEST AFRICA GOLD, INC.

                             (FORMERLY ADVEN, INC.)

                         PRO FORMA FINANCIAL STATEMENTS

                                 THE YEAR ENDED

                               DECEMBER 31, 2003,

                                      WITH

                                    REPORT OF

                          CERTIFIED PUBLIC ACCOUNTANTS
                                TABLE OF CONTENTS

  Accountant's Compilation Report....................................2

  Pro Forma Combined Balance Sheet - (Unaudited).....................3

  Pro Forma Combined Statement of  Income - (Unaudited)..............5

  Notes to Unaudited Pro Forma Financial Statements..................7

                          MARK BAILEY & COMPANY, LTD.

                          Certified Public Accountants
                             Management Consultants


      Office Address:                                         Mailing Address:
 1495 Ridgeview Drive, Ste. 200     Phone: 775/332.4200         P.O. Box 6060
     Reno, Nevada 89509-6634         Fax: 775/332.4210        Reno, Nevada 89513

                                                 Web site - www.MarkBaileyco.com

                         Accountant's Compilation Report

March 17, 2004

To the Board of Directors
West Africa Gold, Inc. (formerly Adven Inc.)

We have compiled the accompanying pro forma balance sheet of West Africa Gold, Inc. (formerly Adven Inc.), as of December 31, 2003, and the related pro forma statement of operations for the year then ended.

The accompanying presentation and this report were prepared for the pro forma information required in the Company's 8-K, detailing the acquisition of Barnard Castle Limited, Valley Forge Site Limited and Steinbeck Limited, and West Africa Gold, Inc. (formerly Adven Inc.), and should not be used for any other purpose.

A compilation is limited to presenting in the form of pro forma financial statements information that is the representation of management and does not include evaluation of the support for the assumptions underlying the pro forma transactions. We have not examined the accompanying pro forma financial statements and, accordingly, do not express an opinion or any other form of assurance on them.






Mark Bailey & Co.
Reno, Nevada

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

                             WEST AFRICA GOLD, INC.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                December 31, 2003
                    See the Accompanying Accountants' Report


In January 2004 West Africa Gold, Inc. (formerly Adven Inc.), ("the Company") acquired all the outstanding common stock of Barnard Castle Limited, Valley Forge Limited and Steinbeck Limited ("Barnard, Valley and Steinbeck"). For accounting purposes, the acquisition has been treated as a purchase. The Company issued 200,000,640 shares of its common stock with a par value of $.0001, for all the outstanding stock of Barnard, Valley and Steinbeck. As there is no market at this time for the stock of the Company or Barnard, Valley and Steinbeck, the fair value of the purchase is the par value of the stock given ($20,000). Barnard, Valley and Steinbeck have $4,608 net assets. As a result, the excess of par value of the stock given over the net assets has been treated as goodwill.

    Purchase price                                                    $20,000
    Net assets of Barnard, Valley and Steinbeck                        (4,608)
                                                                    ----------
    Resulting goodwill                                               $ 15,392
                                                                    ==========

The unaudited pro forma combined financial information and the notes related thereto should be read in conjunction with the Company's financial statements and related notes, included in the Company's fiscal 2003 annual Form 10-KSB. The financial statements of Barnard, Valley and Steinbeck, have been compiled for the pro forma presentation by management. The financial statements of West Africa Gold, Inc., have been prepared in accordance with accounting principles generally accepted in the United States.

The unaudited pro forma combined financial statements' information is based upon the historical financial statements of West Africa Gold, Inc., and Barnard, Valley and Steinbeck, and has been prepared to illustrate the acquisition of Barnard, Valley and Steinbeck, which was effective in January 2004.

The unaudited pro forma combined statement of operations for year ended December 31, 2003,

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
gives effect to the transaction described above as if the transaction had been completed at the beginning of the fiscal year (January 1, 2003).

The unaudited pro forma combined statement of operations was based on the separate historical statements of operations of West Africa Gold, Inc., and Barnard, Valley and Steinbeck, for the year ended December 31, 2003.

The pro forma adjustments established goodwill and the related amortization and eliminated the results of operations for Barnard, Valley and Steinbeck, for the periods before the merger.

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
                             WEST AFRICA GOLD, INC.
                 PRO FORMA COMBINED BALANCE SHEET - (UNAUDITED)
                                December 31, 2003

                                                        Adven,   Valley Forge  Steinbeck,    Barnard       Pro Forma      Pro Forma
                                ASSETS                   Inc.     Site, LTD.      LTD       Castle, Ltd    Adjustments    Combined

Cash                                                 $    6,575   $      -      $      -    $        -     $       -     $   6,575
                                                     -----------  -----------  -----------  -----------    -----------  -----------

Total current assets                                      6,575          -             -             -             -         6,575
                                                     -----------  -----------  -----------  -----------    -----------  -----------

Other Assets
Investments                                                  33     40,000        40,000        20,000                     100,033
Goodwill                                                      -          -             -             -        15,392        15,392
Deferred tax asset
(net of valuation allowance of $390,146)                      -          -             -             -             -
                                                     -----------  -----------  -----------  -----------    -----------  -----------

Total other assets                                           33     40,000        40,000        20,000        15,392       115,425
                                                     -----------  -----------  -----------  -----------    -----------  -----------

Fixed Assets
Computer equipment                                        2,390          -             -             -             -         2,390
Accumulated depreciation                                 (1,977)         -             -             -             -        (1,977)
                                                     -----------  -----------  -----------  -----------    -----------  -----------

Total fixed assets                                          413          -             -             -             -           413
                                                     -----------  -----------  -----------  -----------    -----------  -----------

Total assets                                         $    7,021   $ 40,000      $ 40,000    $   20,000     $  15,392     $ 122,413
                                                     ===========  ===========  ===========  ===========    ===========  ===========

   LIABILITIES AND STOCKHOLDERS' EQUITY ( DEFICIT)

Current Liabilities
Accounts payable                                     $    1,401   $ 38,464      $ 38,464    $   18,464     $      -      $  96,793
Advance from shareholder                                 10,970          -             -             -            -         10,970
                                                     -----------  -----------  -----------  -----------    -----------  -----------

Total current liabilities                                12,371     38,464        38,464        18,464            -        107,763
                                                     -----------  -----------  -----------  -----------    -----------  -----------

Commitment and Contingencies

Stockholders' Equity (Deficit)

Common stock                                                136      1,536         1,536         1,536       15,392         20,136
Additional paid-in-capital                            1,206,141          -             -             -            -      1,206,141
Retained earnings (deficit)                          (1,211,627)         -             -             -            -     (1,211,627)
                                                     -----------  -----------  -----------  -----------    -----------  -----------

Total stockholders' equity (deficit)                     (5,350)     1,536         1,536         1,536       15,392         14,650
                                                     -----------  -----------  -----------  -----------    -----------  -----------

Total liabilities and stockholders' equity
 (deficit)                                           $    7,021   $ 40,000      $ 40,000    $   20,000     $ 15,392      $ 122,413
                                                     ===========  ===========  ===========  ===========    ===========  ===========

                                       5

          See the Accompanying Notes and Accountant's Report

                             WEST AFRICA GOLD, INC.
                   PRO FORMA STATEMENT OF INCOME - (UNAUDITED)
                      For the Year Ended December 31, 2003

                                        Adven,      Valley Forge   Steinbeck      Barnard         Pro Forma          Pro Forma
                                         Inc.        Site, Ltd.      Ltd.       Castle, Ltd.     Adjustments          Combined
                                      ------------- ------------ --------------  -------------- -------------------  ---------------
Revenue                                        $ -         $ -            $ -             $ -                $ -               $ -

General and administrative expenses         (6,100)          -              -               -                  -            (6,100)
Legal and accounting expense                (7,254)          -              -               -                  -            (7,254)
Depreciation expense                          (275)          -              -               -                  -              (275)
                                      ------------- ------------ --------------  -------------- -------------------  ---------------

Loss from operations                       (13,629)          -              -               -                  -           (13,629)

Gain on extinguishment of debt              16,332           -              -               -                  -            16,332

Net income before interest expense
and income taxes                             2,703           -              -               -                  -             2,703

Interest expense                              (970)          -              -               -                  -              (970)
                                      ------------- ------------ --------------  -------------- -------------------  ---------------

Net income before income taxes               1,733           -              -               -                  -             1,733

Provision for income taxes                       -           -              -               -                  -                 -
                                      ------------- ------------ --------------  -------------- -------------------  ---------------

Net income                                   1,733           -              -               -                  -             1,733
                                      ------------- ------------ --------------  -------------- -------------------  ---------------

Earnings per share:                         $ 0.01                                                                          $ 0.09
                                      =============                                                                  ===============

     The Accompanying Notes are an Integral Part of the Financial Statements

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